AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 30th day of August, 2006, to the Fund
Accounting Servicing Agreement, dated as of June 8, 2006, as amended June 15, 2006 (the “Agreement”), is entered by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit P to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: Treasurer	Title: Vice President

Exhibit P
to the
Separate Series of Advisor Series Trust Fund Accounting Agreement

Phocas Financial Corporation

Name of Series	Date Added
Phocas Real Estate Fund	on or about 9/29/06
Phocas Small Cap Value Fund	on or about 9/29/06

For the services rendered by U.S. Bancorp Fund Services, LLC under this Agreement, the Fund(s) listed herein shall pay U.S. Bank compensation as set forth in the Fee Schedule below:

FUND ACCOUNTING SERVICES FEE SCHEDULE effective 9/29/06
Annual Fund Accounting Fee Per Fund*
Base fee on the first $__ million plus
__ basis points on the next $__ million
__ basis point on the next $__ billion
__ basis point on the balance
Annual Base Fee on First $50 Million Per Fund*
$____ per domestic equity fund
$____ per domestic balanced fund
$____ per domestic fixed income or money market fund
$____ per international or global equity funds
Advisor Information Source Web Portal
•  $__ /fund/month
•  $__ /fund/month for clients using an external administration service
Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
• Pricing Services
• $.__  Domestic and Canadian Equities
• $.__  Options
• $.__  Corp/Gov/Agency Bonds
• $.__  CMO's
• $.__  International Equities and Bonds
• $.__  Municipal Bonds
• $.__  Money Market Instruments
• $ ___ /fund/month - Mutual Fund Pricing
• $___ /equity Security/Month Corporate Actions
• $___ /month Manual Security Pricing (>10/day)
• Factor Services (BondBuyer)
• $___ /CMO/month
• $.__  /Mortgage Backed/month
• $___ /month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $.__ on the first 100 securities per day
• $.__ on the balance of securities per day
Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple class funds, master feeder products, international income funds, funds with multiple advisors/sub-advisors.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Exhibit P (continued)
to the
Separate Series of Advisor Series Trust Fund Accounting Agreement
Phocas Financial Corporation

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE effective 9/29/06

Chief Compliance Officer Support Services

U.S, Bancorp provides the Chief Compliance Officer (CCO) of each fund serviced within the Multiple Series Trust.  Indicated below are samples of functions performed by USBFS in this CCO role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  MST Chief Compliance Officer
•  MST Fund Board Liaison For All Compliance Matters
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Chief Compliance Officer (CCO)*
•  $_____ per year per domestic fund
•  $_____ per year per international fund

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.